                                                                   EXHIBIT 4.3

                 EXCHANGEABLE SHARE SUPPORT AGREEMENT
         MEMORANDUM OF AGREEMENT made as of the 6th day of July, 1999.
B E T W E E N:

                                    JDS UNIPHASE CORPORATION,
                                    a corporation existing under the  laws of
                                    the State of Delaware, (hereinafter
                                    referred to as "JDS  Uniphase"),

                                           OF THE FIRST PART,

                                      -and -

                                    JDS UNIPHASE NOVA SCOTIA COMPANY, an
                                    unlimited company existing under  the laws
                                    of the Province of Nova  Scotia,
                                   (hereinafter referred to as "JDS  Uniphase
                                    Nova Scotia"),

                                           OF THE SECOND PART,

                                      -and -

                                    JDS UNIPHASE CANADA LTD., a  corporation
                                    existing under the laws  of Canada
                                   (hereinafter referred to as  "Exchangeco"),

                                           OF THE THIRD PART.

    WHEREAS pursuant to a merger agreement (the "Merger Agreement")
dated as of January 28, 1999 and amended and restated as of April 29,
1999 among Uniphase Corporation, Exchangeco and JDS FITEL Inc. ("JDS")
and the plan of arrangement (the "Plan of Arrangement") contemplated by the Merger Agreement, Exchangeco has issued Class B non-voting preference shares ("Class B Non-Voting Preference Shares") to certain direct or indirect holders of common shares of JDS;

    AND WHEREAS pursuant to the Merger Agreement and the Plan of
Arrangement, Exchangeco is to issue exchangeable shares ("Exchangeable
Shares") to certain holders of Class B Non-Voting Preference Shares in exchange for such Class B Non-Voting Preference Shares;

    AND WHEREAS pursuant to the Merger Agreement and coincident with the issue of Exchangeable Shares to certain holders of Class B Non-
Voting Preference Shares, JDS Uniphase and Exchangeco are to execute a support agreement substantially in the form of this Agreement;

    NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

                              ARTICLE 1.
                      DEFINITIONS AND INTERPRETATION

1.1.    Defined Terms
Each term denoted herein by initial capital letters and not
otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the
"Share Provisions") attaching to the Exchangeable Shares attached as
Appendix 4 to the Plan of Arrangement as set out in the Articles of
Arrangement of JDS, unless the context requires otherwise.

1.2.    Interpretation Not Affected by Headings
The division of this Agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this
Agreement.  Unless otherwise indicated, all references to an "Article"
or "section" followed by a number and/or a letter refer to the specified
Article or section of this Agreement.  The terms "this Agreement",
"hereof", "herein" and "hereunder" and similar expressions refer to this agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3.    Number, Gender
Words importing the singular number only shall include the plural and vice versa.  Words importing any gender shall include all genders.

1.4.    Date for any Action
If any date on which any action is required to be taken under this
Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

ARTICLE 2.
COVENANTS OF JDS UNIPHASE AND EXCHANGECO

2.1.    Covenants Regarding Exchangeable Shares
So long as any Exchangeable Shares not owned by JDS Uniphase or its Affiliates are outstanding, JDS Uniphase will:

(a) not declare or pay any dividend on the JDS Uniphase Common
    Shares unless (i) Exchangeco shall (w) simultaneously declare or pay, as the case may be, an equivalent dividend (as
    provided for in the Share Provisions) on the Exchangeable
    Shares (an "Equivalent Dividend"), and (x) have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and
    punctual payment, in accordance with applicable law, of any
    Equivalent Dividend, or (ii) Exchangeco shall (y) subdivide the Exchangeable Shares in lieu of a stock dividend thereon
    (as provided for in the Share Provisions) (an "Equivalent
    Stock Subdivision"), and (z) have sufficient authorized but unissued securities available to enable the Equivalent Stock
    Subdivision;

(b) advise Exchangeco sufficiently in advance of the declaration by JDS Uniphase of any dividend on JDS Uniphase Common
    Shares and take all such other actions as are reasonably
    necessary, in co-operation with Exchangeco, to ensure that

    (i) the respective declaration date, record date and payment date for an Equivalent Dividend shall be the same as the
        declaration date, record date and payment date for the
        corresponding dividend on the JDS Uniphase Common Shares or,

    (ii) the record date and effective date for an Equivalent
         Stock Subdivision shall be the same as the record date and payment date for the corresponding stock dividend on the JDS
         Uniphase Common Shares;

    (c) ensure that the record date for any dividend declared on JDS
        Uniphase Common Shares is not less than 10 Business Days
        after the declaration date of such dividend;

(d) take all such actions and do all such things as are
    reasonably necessary or desirable to enable and permit
    Exchangeco, in accordance with applicable law, to pay and
    otherwise perform its obligations with respect to the
    satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and
    outstanding Exchangeable Share upon the liquidation,
    dissolution or winding-up of Exchangeco, the delivery of a
    Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by Exchangeco, as the case may be, including without limitation all such actions and all such things as are necessary or desirable to enable and
    permit Exchangeco to cause to be delivered JDS Uniphase
    Common Shares to the holders of Exchangeable Shares in
    accordance with the provisions of Article 5, 6 or 7, as the case may be, of the Share Provisions;

(e) take all such actions and do all such things as are
    reasonably necessary or desirable to enable and permit JDS
    Uniphase Nova Scotia, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right or the
    Redemption Call Right, including without limitation all such actions and all such things as are necessary or desirable to enable and permit JDS Uniphase Nova Scotia to cause to be
    delivered JDS Uniphase Common Shares to the holders of
    Exchangeable Shares in accordance with the provisions of the
    Liquidation Call Right, the Retraction Call Right or the
    Redemption Call Right, as the case may be; and

(f) if it becomes a "specified financial institution" (as such term is defined in the Income Tax Act (Canada)) or does not deal at arm's length with such a person, take all such
    actions and do all such things as are reasonably necessary or desirable to cause JDS Uniphase Nova Scotia to exercise the
    Retraction Call Right if requested to do so by a holder of
    Exchangeable Shares making a Retraction Request.

2.2.    Segregation of Funds
JDS Uniphase will cause Exchangeco to deposit a sufficient amount of funds in a separate account of Exchangeco and segregate a sufficient amount of such other assets and property as is necessary to enable
Exchangeco to pay dividends when due and to pay or otherwise satisfy its respective obligations under Article 5, 6 or 7 of the Share Provisions, as applicable.

2.3.    Reservation of JDS Uniphase Common Shares
JDS Uniphase hereby represents, warrants and covenants in favour of Exchangeco and JDS Uniphase Nova Scotia that JDS Uniphase has reserved for issuance and will, at all times while any Exchangeable
Shares (other than Exchangeable Shares held by JDS Uniphase or its
Affiliates) are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of JDS Uniphase Common Shares (or other shares or securities into which JDS Uniphase Common Shares may be reclassified or changed as contemplated by section 2.7 hereof) (a) as is equal to the sum of
(i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit JDS Uniphase to meet its obligations under the Voting and
Exchange Trust Agreement and under any other security or commitment pursuant to which JDS Uniphase may now or hereafter be required to issue
JDS Uniphase Common Shares, to enable and permit JDS Uniphase Nova
Scotia to meet its obligations under each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right and to enable and permit Exchangeco to meet its obligations hereunder and under the
Share Provisions.

2.4.    Notification of Certain Events
In order to assist JDS Uniphase to comply with its obligations hereunder and to permit JDS Uniphase Nova Scotia to exercise the
Liquidation Call Right, the Retraction Call Right and the Redemption
Call Right, Exchangeco will notify JDS Uniphase and JDS Uniphase Nova
Scotia of each of the following events at the time set forth below:

(a) in the event of any determination by the Board of Directors of Exchangeco to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Exchangeco or to effect any other distribution of the assets of Exchangeco
    among its shareholders for the purpose of winding up its
    affairs, at least 60 days prior to the proposed effective
    date of such liquidation, dissolution, winding-up or other distribution;

(b) promptly, upon the earlier of receipt by Exchangeco of notice of and Exchangeco otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or
    winding-up of Exchangeco or to effect any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs;

(c) immediately, upon receipt by Exchangeco of a Retraction
    Request;

(d) on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a
    Redemption Date in accordance with the Share Provisions; and
(e) as soon as practicable upon the issuance by Exchangeco of any
Exchangeable Shares or rights to acquire Exchangeable Shares
(other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares in exchange for outstanding Class
B Non-Voting Preference Shares pursuant to the Plan of
Arrangement).

2.5.    Delivery of JDS Uniphase Common Shares to Exchangeco and JDS
Uniphase Nova Scotia

In furtherance of its obligations under sections 2.1(d) and
(e) hereof, upon notice from Exchangeco or JDS Uniphase Nova Scotia of any event that requires Exchangeco or JDS Uniphase Nova Scotia to cause to be delivered JDS Uniphase Common Shares to any holder of Exchangeable
Shares, JDS Uniphase shall forthwith issue and deliver or cause to be delivered to Exchangeco or JDS Uniphase Nova Scotia the requisite number of JDS Uniphase Common Shares to be received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares, as
Exchangeco or JDS Uniphase Nova Scotia shall direct.  All such JDS
Uniphase Common Shares shall be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.  In consideration of the issuance and delivery of each such JDS Uniphase Common Share, Exchangeco or JDS Uniphase Nova
Scotia, as the case may be, shall issue to JDS Uniphase, or as JDS
Uniphase shall direct, common shares of Exchangeco or JDS Uniphase Nova
Scotia having equivalent value.

2.6.    Qualification of JDS Uniphase Common Shares
If any JDS Uniphase Common Shares (or other shares or securities into which JDS Uniphase Common Shares may be reclassified or changed as contemplated by section 2.7 hereof) to be issued and delivered hereunder require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority or the fulfilment of any other United States or Canadian legal requirement before such shares (or such other shares or securities) may be issued by JDS Uniphase and delivered by JDS
Uniphase at the direction of JDS Uniphase Nova Scotia or Exchangeco, if applicable, to the holder of surrendered Exchangeable Shares or in order that such shares (or such other shares or securities) may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" for purposes of
Canadian provincial securities law or an "affiliate" of JDS Uniphase for purposes of United States federal or state securities law), JDS Uniphase will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause such JDS Uniphase Common
Shares (or such other shares or securities) to be and remain duly registered, qualified or approved under United States and/or Canadian law, as the case may be.  JDS Uniphase will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all JDS Uniphase Common Shares (or such other shares or securities) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding JDS Uniphase Common Shares (or such other shares or securities) have been listed by JDS Uniphase and remain listed and are quoted or posted for trading at such time.

2.7.    Economic Equivalence

(a) JDS Uniphase will not without prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of the Share Provisions:

    (i) issue or distribute JDS Uniphase Common Shares (or
        securities exchangeable for or convertible into or
        carrying rights to acquire JDS Uniphase Common Shares)
        to the holders of all or substantially all of the then
        outstanding JDS Uniphase Common Shares by way of stock
        dividend or other distribution, other than an issue of
        JDS Uniphase Common Shares (or securities exchangeable
        for or convertible into or carrying rights to acquire
        JDS Uniphase Common Shares) to holders of JDS Uniphase
        Common Shares who exercise an option to receive
        dividends in JDS Uniphase Common Shares (or securities
        exchangeable for or convertible into or carrying rights
        to acquire JDS Uniphase Common Shares) in lieu of
        receiving cash dividends; or

    (ii)issue or distribute rights, options or warrants to the holders of all or substantially all of the then
        outstanding JDS Uniphase Common Shares entitling them
        to subscribe for or to purchase JDS Uniphase Common
        Shares (or securities exchangeable for or convertible
        into or carrying rights to acquire JDS Uniphase Common
        Shares); or

    (iii)issue or distribute to the holders of all or
        substantially all of the then outstanding JDS Uniphase
        Common Shares (A) shares or securities of JDS Uniphase
        of any class other than JDS Uniphase Common Shares
        (other than shares convertible into or exchangeable for
        or carrying rights to acquire JDS Uniphase Common
        Shares), (B) rights, options or warrants other than
        those referred to in section 2.7(a)(ii) above,

(C) evidences of indebtedness of JDS Uniphase or

(D) assets of JDS Uniphase,
    unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the
    Exchangeable Shares, in which case, for greater certainty, no approval of the holders of Exchangeable Shares is required;
    provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by JDS Uniphase in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Merger Agreement.

(b) JDS Uniphase will not without the prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of the Share Provisions:
    (i) subdivide, redivide or change the then outstanding JDS
        Uniphase Common Shares into a greater number of JDS
        Uniphase Common Shares; or
    (ii)reduce, combine, consolidate or change the then
        outstanding JDS Uniphase Common Shares into a lesser
        number of JDS Uniphase Common Shares; or
    (iii)reclassify or otherwise change JDS Uniphase Common
        Shares or effect an amalgamation, merger,
        reorganization or other transaction affecting JDS
        Uniphase Common Shares,

unless the same or an economically equivalent change shall
simultaneously be made to, or in the rights of the holders of, the
Exchangeable Shares, in which case, for greater certainty, no approval of the holders of Exchangeable Shares is required.

(c) JDS Uniphase will ensure that the record date for any event referred to in section 2.7(a) or 2.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by JDS Uniphase (with
    contemporaneous notification thereof by JDS Uniphase to
    Exchangeco).

(d) The Board of Directors of Exchangeco shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in section 2.7(a) or 2.7(b) above and each such determination shall be conclusive and binding on JDS Uniphase.
    In making each such determination, the following factors shall, without excluding other factors determined by the Board of
    Directors of Exchangeco to be relevant, be considered by the Board of Directors of Exchangeco:

    (i) in the case of any stock dividend or other distribution payable in JDS Uniphase Common Shares, the number of
    such shares issued in proportion to the number of JDS
    Uniphase Common Shares previously outstanding;

    (ii) in the case of the issuance or distribution of any
    rights, options or warrants to subscribe for or
    purchase JDS Uniphase Common Shares (or securities
    exchangeable for or convertible into or carrying rights
    to acquire JDS Uniphase Common Shares), the
    relationship between the exercise price of each such
    right, option or warrant and the current market value
    (as determined by the Board of Directors of Exchangeco
    in the manner above contemplated) of a JDS Uniphase
    Common Share;

    (iii) in the case of the issuance or distribution of any
    other form of property (including without limitation
    any shares or securities of JDS Uniphase of any class
    other than JDS Uniphase Common Shares, any rights,
    options or warrants other than those referred to in
    section 2.7(d)(ii) above, any evidences of indebtedness
    of JDS Uniphase or any assets of JDS Uniphase), the
    relationship between the fair market value (as
    determined by the Board of Directors of Exchangeco in
    the manner above contemplated) of such property to be
    issued or distributed with respect to each outstanding
    JDS Uniphase Common Share and the current market value
    (as determined by the Board of Directors of Exchangeco
    in the manner above contemplated) of a JDS Uniphase
    Common Share;

    (iv) in the case of any subdivision, redivision or change of the then outstanding JDS Uniphase Common Shares into a
    greater number of JDS Uniphase Common Shares or the
    reduction, combination, consolidation or change of the
    then outstanding JDS Uniphase Common Shares into a
    lesser number of JDS Uniphase Common Shares or any
    amalgamation, merger, reorganization or other
    transaction affecting JDS Uniphase Common Shares, the
    effect thereof upon the then outstanding JDS Uniphase
    Common Shares; and

    (v) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to
    the extent that such consequences may differ from the
    taxation consequences to holders of JDS Uniphase
    Common Shares as a result of differences between
    taxation laws of Canada and the United States (except
    for any differing consequences arising as a result of
    differing marginal taxation rates and without regard to
    the individual circumstances of holders of Exchangeable
    Shares).

For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities
exchange shall be the average of the closing bid and ask prices of such security during a period of not less than 20 consecutive trading days ending not more than three trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if in the opinion of the Board of Directors of Exchangeco the public distribution or trading activity of such securities during such period does not create a market which reflects the fair market value of such securities, then the current market value thereof shall be determined by the Board of Directors of Exchangeco, in good faith and in its sole discretion, and provided further that any such determination by the Board of Directors of Exchangeco shall be conclusive and binding on JDS Uniphase.

(e) Exchangeco agrees that, to the extent required, upon due notice from JDS Uniphase, Exchangeco will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other
    distributions are made by Exchangeco, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalence with respect to the
    JDS Uniphase Common Shares and Exchangeable Shares as provided for in this section 2.7.

2.8.    Tender Offers
In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to JDS Uniphase
Common Shares (an "Offer") is proposed by JDS Uniphase or is proposed to
JDS Uniphase or its shareholders and is recommended by the Board of
Directors of JDS Uniphase, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of JDS Uniphase, and the Exchangeable Shares are not redeemed by Exchangeco or purchased by JDS Uniphase Nova Scotia pursuant to the Redemption Call Right, JDS
Uniphase will use its reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of JDS Uniphase Common Shares, without discrimination.  Without limiting the generality of the foregoing, JDS
Uniphase will use its reasonable efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against Exchangeco (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).  Nothing herein shall affect the rights of
Exchangeco to redeem (or JDS Uniphase Nova Scotia to purchase pursuant to the Redemption Call Right) Exchangeable Shares, as applicable, in the event of a JDS Uniphase Control Transaction.

2.9.    Ownership of Outstanding Shares
Without the prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of the Share Provisions, JDS Uniphase covenants and agrees in favour of Exchangeco that, as long as any outstanding Exchangeable
Shares are owned by any person or entity other than JDS Uniphase or any of its Affiliates, JDS Uniphase will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of Exchangeco and JDS Uniphase Nova Scotia.

2.10.   JDS Uniphase and Affiliates Not to Vote Exchangeable Shares
JDS Uniphase covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its Affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting.  JDS Uniphase further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable
Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the Canada Business Corporations Act (or any successor or other corporate statute by which Exchangeco may in the future be governed) with respect to any Exchangeable Shares held by it or by its
Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.11.   Rule-10b-18 Purchases
For greater certainty, nothing contained in this Agreement,
including without limitation the obligations of JDS Uniphase contained in section 2.8 hereof, shall limit the ability of JDS Uniphase or
Exchangeco to make a "Rule l0b-18 Purchase" of JDS Uniphase Common
Shares pursuant to Rule 10b-18 of the U.S. Securities Exchange Act of
1934, as amended, or any successor provisions thereof.

2.12.   Stock Exchange Listing
JDS Uniphase covenants and agrees in favour of Exchangeco that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than JDS Uniphase or any of its Affiliates, JDS Uniphase will use its reasonable best efforts to maintain a listing for such
Exchangeable Shares on a Canadian stock exchange.

                                 ARTICLE 3.
                          JDS UNIPHASE SUCCESSORS

3.1.    Certain Requirements in Respect of Combination, etc.
JDS Uniphase shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

(a) such other person or continuing corporation (the "JDS
    Uniphase Successor") by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an Agreement
    supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the
    assumption by the JDS Uniphase Successor of liability for all moneys payable and property deliverable hereunder and the
    covenant of such JDS Uniphase Successor to pay and deliver or cause to be delivered the same and its Agreement to observe and perform all the covenants and obligations of JDS Uniphase under this Agreement; and

(b) such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder or the holders of Exchangeable
    Shares.

3.2.    Vesting of Powers in Successor
Whenever the conditions of section 3.1 have been duly observed and performed, the parties, if required by section 3.1, shall execute and deliver a supplemental agreement hereto and thereupon JDS Uniphase
Successor shall possess and from time to time may exercise each and every right and power of JDS Uniphase under this Agreement in the name of JDS Uniphase or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of
Directors of JDS Uniphase or any officers of JDS Uniphase may be done and performed with like force and effect by the directors or officers of such JDS Uniphase Successor.

3.3.    Who-ly-Owned Subsidiaries
Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of JDS
Uniphase with or into JDS Uniphase or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of JDS Uniphase provided that all of the assets of such subsidiary are transferred to JDS Uniphase or another wholly-owned direct or indirect subsidiary of JDS Uniphase and any such transactions are expressly permitted by this Article 3.

                                  ARTICLE 4.
                                  GENERAL

4.1.    Term
This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable
Shares) are held by any person or entity other than JDS Uniphase and any of its Affiliates.

4.2.    Changes in Capital of JDS Uniphase and Exchangeco
At all times after the occurrence of any event contemplated
pursuant to sections 2.7 and 2.8 hereof or otherwise, as a result of which either JDS Uniphase Common Shares or the Exchangeable Shares or
both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which JDS
Uniphase Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an Agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3.    Severability
If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

4.4.    Amendments, Modifications
This Agreement may not be amended or modified except by an
Agreement in writing executed by Exchangeco, JDS Uniphase Nova Scotia and JDS Uniphase and approved by the holders of the Exchangeable Shares in accordance with section 10.2 of the Share Provisions.

4.5.    Ministerial Amendments
Notwithstanding the provisions of section 4.4, the parties to this
Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this
Agreement for the purposes of:

(a) adding to the covenants of any or all parties provided that the Board of Directors of each of Exchangeco, JDS Uniphase
    Nova Scotia and JDS Uniphase shall be of the good faith
    opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable
    Shares;

(b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of Exchangeco, JDS Uniphase
    Nova Scotia and JDS Uniphase, it may be expedient to make, provided that each such Board of Directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

(c) making such changes or corrections which, on the advice of counsel to Exchangeco, JDS Uniphase Nova Scotia and JDS
    Uniphase, are required for the purpose of curing or
    correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Boards of Directors of each of Exchangeco, JDS
    Uniphase Nova Scotia and JDS Uniphase shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the
    Exchangeable Shares.

4.6.    Meeting to Consider Amendments
Exchangeco, at the request of JDS Uniphase, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to section 4.4 hereof.  Any such meeting or meetings shall be called and held in accordance with the bylaws of Exchangeco, the Share
Provisions and all applicable laws.

4.7.    Amendments Only in Writing
No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.8.    Enurement
This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

4.9.    Notices to Parties
All notices and other communications between the parties to this
Agreement shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for any such party as shall be specified in like notice):

    (a) if to Exchangeco:
         3506967 Canada Inc.
        c/o JDS Uniphase Corporation
        163 Baypointe Parkway
        San Jose, CA
        U.S.A. 95134

        Attention:     Senior Vice President, Business Development
        Telecopier No.:  (408) 954-0540

    (b) if to JDS Uniphase or JDS Uniphase Nova Scotia:

        JDS Uniphase Corporation
        163 Baypointe Parkway
        San Jose, CA
        U.S.A. 95134

        Attention:      Senior Vice President, Business Development
        Telecopier No.:  (408) 954-0540

    Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

4.10.   Counterparts
This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.11.   Jurisdiction
This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

4.12.   Attornment
Each of JDS Uniphase and JDS Uniphase Nova Scotia agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints Exchangeco at its registered office in the Province of Ontario as attorney for service of process.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

JDS UNIPHASE CORPORATION

By:

Name:

Title:

JDS UNIPHASE NOVA SCOTIA COMPANY

By:

Name:

Title:

JDS UNIPHASE CANADA LTD.

By:

Name:

Title: